UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 31, 2024

WeTrade Group Inc.

(Exact name of Company as specified in charter)

Wyoming	001-41450	N/A
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

Room 519, 05/F Block T3

Qianhai Premier Finance Centre Unit 2

Guiwan Area, Nanshan District, Shenzhen, China 518000

+852-52208810

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Wyoming Registered Agent

1621 Central Ave Cheyenne, Wyoming 82001

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	WETG	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2024, approved by the Board of Directors, the Nominating Committee and the Compensation Committee, Mr. Weihong Liu was appointed as the Chief Executive Officer of the Company, effective January 31, 2024.

The biographical information of Mr. Weihong Liu is set forth below:

Mr. Weihong Liu, Chief Executive Officer

Mr. Weihong Liu has more than 6 years of investment and research experience in the fields of crypto assets and blockchain technology. Mr. Liu has conducted in-depth analysis and strategic layout of potential investment opportunities in crypto assets. In addition, Mr. Liu has innovative business plans in high-tech and rapidly growing artificial intelligence generated content businesses, and he has a deep understanding of compliance requirements, market insights, and product functionality. Mr. Liu has been equipped with abundant knowledge reserves and strong executive capability in the corporate culture construction field as well as relevant experience in building diverse corporate culture dissemination system. Mr.Liu holds a bachelor’s degree in Business Management from University of The West of England.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement between Wetrade Group Inc. and Weihong Liu, dated January 31, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WETRADE GROUP INC.

Date: January 31, 2024	By: /s/ Dong Lichen
Name: Lichen Dong
Title: Chairman of Board